Exhibit 99.2

cognizant

FY 2025

"I am deeply grateful to our over 350,000 employees who helped make 2025 a defining year for Cognizant in which we put our AI builder strategy in motion and returned to the 'winner's circle' two years ahead of the target we set at our Investor Day. We have invested in our talent, strengthened our partnership ecosystem and advanced our AI platforms to help clients scale AI across the enterprise. These investments helped us sign 28 large deals in 2025 with large deal TCV growth of nearly 50%. We are confident that the foundation we built over the last three years positions us well to carry this momentum in the years ahead."

Ravi Kumar S | Chief Executive Officer

Revenue

$21.1 billion

Reported YoY[1] ↑ 7.0%

Constant Currency YoY[1] ↑ 6.4%

GAAP Operating Margin | 16.1% **Adjusted Operating Margin** | 15.8% **GAAP EPS** | $4.56[2] **Adjusted Diluted EPS** | $5.28

FY 2025 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$2,883M	$2,665M
	129% of net income	120% of net income

FY 2025 Capital Return	Dividends	Share Repurchases
	$610M	$1,378M
	$1.24/share	

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



$15.8
$4.0
$1.3

North America[1] ↑ 7.4% ↑ 7.4%

Europe ↑ 6.7% ↑ 2.9%

Rest of World ↑ 2.9% ↑ 4.7%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



$6.3
$6.2
$3.3
$5.3

Health Sciences ↑ 7.0% ↑ 6.4%

Financial Services ↑ 7.3% ↑ 6.8%

Products & Resources[1] ↑ 10.5% ↑ 9.7%

Communications, Media & Technology ↑ 1.0% ↑ 0.7%

Company Recognition & Research

New work, new world 2026
How AI is reshaping work faster than expected

Read the "New work, new world 2026" report here

Earned Guinness World Record title for largest online generative AI hackathon

Named to Fortune's list of America's Most Innovative Companies for third consecutive year

Named one of America's Greatest Workplaces

Named to TIME World's Best Companies list

For non-GAAP financial reconciliations refer to Cognizant's 2025 fourth quarter earnings release issued on February 4, 2026, which accompanies this presentation and is available at investors.cognizant.com.

[1] In 2025, revenue from our acquisition of Belcan contributed approximately 2.6 percentage points to year-over-year revenue growth, including approximately 9.6 percentage points of growth to our Products & Resources segment, primarily in North America.

[2] GAAP Diluted EPS reflects the $0.80 impact from a one-time, non-cash income tax expense.

Exhibit 99.2

cognizant

Q4 2025

"In 2025, we outperformed the high end of our guidance ranges, combining top-tier revenue growth with 50 basis points of expanded adjusted operating margin and 11% adjusted EPS growth. Our operational rigor allowed us to maintain a robust free cash flow conversion of more than 100% of net income and return $2 billion to shareholders. Our initial 2026 guidance reflects sustained momentum, backed by our commitment to advancing our strategic investments aimed at accelerating our AI-led growth strategy."

Jatin Dalal | Chief Financial Officer

Revenue

$5.3 billion

Reported YoY ↑ 4.9%

Constant Currency YoY ↑ 3.8%

GAAP and Adjusted Operating Margin | 16.0%

GAAP EPS | $1.34

Adjusted Diluted EPS | $1.35

Q4 2025 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$858M	$781M

Q4 2025 Capital Return	Dividends	Share Repurchases
	$151M $0.31/share	$338M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$1.0
$4.0
$0.3

North America[1] ↑ 4.3% ↑ 4.2%

Europe ↑ 8.4% ↑ 2.0%

Rest of World ↑ 2.5% ↑ 3.6%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$1.6
$1.6
$0.8
$1.3

Health Sciences ↑ 5.2% ↑ 4.2%

Financial Services ↑ 10.5% ↑ 9.3%

Products & Resources[1] ↑ 1.8% ↑ 0.3%

Communications, Media & Technology ↓ 0.4% ↓ 1.2%

Employee Metrics

Total Employees	351,600	+1,800 QoQ +14,800 YoY
Voluntary Attrition - Tech Services (Trailing 12-Month)		13.9% (60) bps QoQ

Acquisition Announced

3Cloud a cognizant company

Acquisition completed effective January 1, 2026

For non-GAAP financial reconciliations refer to Cognizant's 2025 fourth quarter earnings release issued on February 4, 2026, which accompanies this presentation and is available at investors.cognizant.com.